UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2013

Shutterfly, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On March 26, 2013, the Board of Directors (the “Board”) of Shutterfly, Inc. (the “Company”) voted to increase the size of the Board from seven to eight members and to elect Michael P. Zeisser to the Board. Mr. Zeisser will serve as a Class I director whose current term will expire at the Company’s 2013 annual meeting of stockholders. There are no arrangements or understandings between Mr. Zeisser and any other persons pursuant to which Mr. Zeisser was named as a director. Mr. Zeisser has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

Mr. Zeisser was most recently the Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation). At Liberty Media, Mr. Zeisser led numerous M&A transactions in digital media, gaming, and commerce both domestically and abroad. He created Liberty’s eCommerce Group of companies, which include numerous leading online companies that generated over $1.5 billion in sales during 2012. Prior to joining Liberty Media in 2003, Mr. Zeisser was a partner at McKinsey & Company in New York, where he co-founded and led McKinsey’s Internet Practice, in addition to being a member of the firm’s Media & Entertainment and Private Equity practices. Mr. Zeisser is a graduate of the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Zeisser also serves on the board of the Silicon Flatirons Center for Law, Technology, and Entrepreneurship at the University of Colorado.

Mr. Zeisser will participate in the Company’s standard non-employee director compensation arrangements described in the Company’s 2012 proxy statement filed with the Securities and Exchange Commission on April 10, 2012. Under the terms of those arrangements, he will receive an initial restricted stock unit award valued at $200,000, to be priced on the date of the Company’s 2013 annual meeting under the Company’s 2006 Equity Incentive Plan. The award will vest annually over three years from the date of grant. In addition, in connection with his appointment, Mr. Zeisser executed the Company’s standard form of indemnity agreement for directors.

Mr. Zeisser is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.
/s/ Jeffrey T. Housenbold
By:	Jeffrey T. Housenbold President and Chief Executive Officer

Date:  April 1, 2013